REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2026
Registration No. 333-290244

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ENCORE MEDICAL, INC.
(Exact name of registrant as specified in its charter)
Minnesota (State or other jurisdiction of incorporation or organization)	3841 (Primary Standard Industrial Classification Code Number)	82-2906303 (I.R.S. Employer Identification Number)
2975 Lone Oak Drive, Suite 140
Eagan, MN 55121
Telephone: (651) 797-0913
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Joseph A. Marino
President and Chief Executive Officer
Encore Medical, Inc.
2975 Lone Oak Drive, Suite 140
Eagan, MN 55121
Telephone: (651) 797-0913
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Amy Bowler Holland & Hart LLP 555 17th Street, Suite 3200 Denver, CO 80202 Telephone: (303) 295-8000	William M. Mower Andrew M. Tataryn Maslon LLP 225 South 6th Street, Suite 2900 Minneapolis, MN 55402 Telephone: (612) 672-8381
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company,” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerator filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note
This Amendment No. 4 (this “Amendment”) to the Registration Statement on Form S-1 of Encore Medical, Inc. (File No. 333-290244) (the “Registration Statement”) is being filed as an exhibit-only filing to file an amended Filing Fee Table, filed herewith as Exhibit 107, and to add Exhibit 4.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement, Exhibit 4.3 and Exhibit 107. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted.

Item 16.   Exhibits and Financial Statement Schedules
(a)   Exhibits.   The following exhibits are included herein or incorporated herein by reference:
Exhibit Number	Description
1.1◊	Form of Underwriting Agreement.
3.2◊	Amended and Restated Articles of Incorporation of Registrant, effective November 17, 2025.
3.3◊	Amendment to the Amended and Restated Articles of Incorporation of Registrant, effective November 17, 2025.
3.4◊	Bylaws of Registrant, effective December 1, 2017.
3.5◊	Amended and Restated Bylaws of the Registrant, effective February 23, 2026.
4.1◊	Form of Registrant’s Common Stock Certificate.
4.2◊	Form of Underwriters’ Warrant.
4.3	Form of 2021 – 2022 Investor’s Warrant
5.1◊	Opinion of Holland & Hart LLP.
10.1◊	Contract Sales and Manufacturing Agreement, by and between Cardia, Inc. and Registrant, effective November 15, 2024, and related addenda dated December 12, 2025.
10.2◊	Commercial Lease, by and between The Waters HM LLC and Registrant, effective February 3, 2023.
10.3◊	First Amendment to Commercial Lease, by and between The Waters HM LLC and Registrant, effective March 3, 2023.
10.4◊	Loan Agreement, by and between Merit Medical Systems, Inc. and Registrant, dated November 6, 2023.
10.4(a)◊ †	Encore Medical, Inc. 2018 Stock Incentive Plan.
10.4(b)◊ †	Form of Incentive Stock Option Agreement under the 2018 Stock Incentive Plan.
10.4(c)◊ †	Form of Nonqualified Stock Option Award Agreement under the 2018 Stock Incentive Plan.
10.5◊	Security Agreement, by and between Merit Medical Systems, Inc. and Registrant, dated November 6, 2023.
10.6◊	Independent Contractor Agreement, by and between Registrant and Gregory Steiner, dated December 15, 2024.
10.7◊	Amended and Restated Convertible Promissory Note, by and between Christopher J. Turnbull and Registrant, dated November 24, 2025.
10.8◊	Convertible Promissory Note, by and between Joseph A. Marino and Registrant, dated November 24, 2025.
10.9◊	Convertible Promissory Note, by and between 1915 Florida Investment Corp. and Registrant, dated December 10, 2025.
10.10◊	Loan Agreement, by and among Cardia, Inc. and Registrant, dated May 15, 2025.
23.1◊	Consent of Boulay PLLP, Independent Registered Public Accounting Firm.
23.2◊	Consent of Holland & Hart LLP (contained in Exhibit 5.1).
24.1◊	Power of Attorney (included on signature page of initial Registration Statement).
107	Filing Fee Table.

†
Indicates a management contract or compensatory plan or arrangement.

◊
Previously filed.

(b)   Financial Statement Schedules.   All schedules have been omitted because the information required to be presented in them is not applicable or is shown in the consolidated financial statements or related notes.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eagan, Minnesota, on this 3rd day of April 2026.
ENCORE MEDICAL, INC.
/s/ Joseph A. Marino

Joseph A. Marino
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature		Title	Date
/s/ Joseph A. Marino Joseph A. Marino		President, Chief Executive Officer and Director (Principal Executive Officer)	April 3, 2026
* Scott S. Robinson		Treasurer (Principal Financial Officer and Principal Accounting Officer)	April 3, 2026
* Peter M. Buonomo		Director	April 3, 2026
* Todd C. Johnson		Director	April 3, 2026
* Timothy G. Laske, PhD		Director	April 3, 2026
* Christopher J. Turnbull		Director	April 3, 2026
*By:	/s/ Joseph A. Marino Joseph A. Marino Attorney-in-Fact